UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2016

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On October 7, 2016, Liberty Media Corporation (the “Company”) announced that its President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the third quarter of 2016 on Tuesday, November 8th, at 11:00 a.m. (E.S.T.).  Following prepared remarks, the Company will host a brief Q&A session during which management will accept questions regarding both the Company and Liberty Broadband Corporation.  During the call, Mr. Maffei may discuss the financial performance and outlook of both companies, as well as other forward looking matters including the proposed acquisition of Formula One by the Company.

On October 11, 2016, the Company announced that it will webcast its annual Investor Meeting on Thursday, November 10, 2016 with presentations beginning at 9:00 a.m. (E.S.T.).  During these presentations, observations may be made regarding the Company's financial performance and outlook, as well as other forward looking matters including the proposed acquisition of Formula One by the Company.

The press releases are being filed herewith as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K in compliance with Rule 14a-12 of the Securities Exchange Act of 1934, as amended, and are hereby incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name
99.1	Press Release dated October 7, 2016.
99.2	Press Release dated October 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2016

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release dated October 7, 2016.
99.2	Press Release dated October 11, 2016.